UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 7, 2006

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 7, 2006, we executed a Purchase Agreement with Jefferies & Company, Inc. and Bear, Stearns & Co. Inc., or the Initial Purchasers, under which we agreed to issue $220.0 million aggregate principal amount of our 1.625% Convertible Senior Notes due 2026, or notes, plus up to an additional $30.0 million of notes solely to cover over-allotments. On November 9, 2006, the Initial Purchasers exercised their option in full to purchase additional notes. We issued $250.0 million aggregate principal amount of notes to the Initial Purchasers on November 13, 2006. The description of the Purchase Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Notes and the Indenture.

The notes are governed by an Indenture dated as of November 13, 2006 between Wells Fargo Bank, National Association, as Trustee, Hornbeck Offshore Services, Inc. and our significant domestic subsidiaries, which are the same subsidiaries that guarantee our outstanding 6.125% Senior Notes due 2014 and our revolving credit facility. The description of the notes and indenture in this report is a summary only, is not necessarily complete, and is qualified by the full text of the indenture filed herewith as Exhibit 4.1 and incorporated herein by reference.

The notes bear interest at a rate of 1.625% per annum prior to November 15, 2013, decreasing to a rate of 1.375% per annum from that date. Interest on the notes accrues from November 13, 2006. Interest is payable semiannually in arrears on May 15 and November 15 of each year, beginning May 15, 2007. We will pay additional interest, if any, under the circumstances described in the indenture.

The notes will mature on November 15, 2026. Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007, if the last reported sale price of our common stock is greater than or equal to 135% of the conversion price of the notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to November 15, 2013, during the five business-day period after any 10 consecutive trading-day period, or the measurement period, in which the trading price of $1,000 principal amount of notes for each trading day in the measurement period was less than 95% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; (3) if the notes have been called for redemption; or (4) upon the occurrence of specified corporate transactions described in the indenture that constitute a fundamental change. Holders may also convert their notes at their option at any time beginning on August 15, 2026, and ending at the close of business on the second business day immediately preceding the maturity date.

Upon conversion, we will have the right to deliver either (i) in the case of any conversion prior to November 15, 2013 other than a conversion related to our call of notes for redemption, shares of our common stock based upon the applicable conversion rate or (ii) a combination of cash and shares of our common stock, if any, based on a daily conversion value (as described in the indenture) calculated on a proportionate basis for each day of the 25 trading-day observation period.

The initial conversion rate of the notes is 20.6260 shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $48.48 per share of common stock. The conversion rate is subject to adjustment in some events described in the indenture but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to November 15, 2013 and that also constitute fundamental changes as contemplated in the indenture, we will increase the conversion rate for holders who elect to convert notes in connection with such corporate transactions in certain circumstances.

In the event that we receive a holder’s notice of conversion upon satisfaction of one or more of the conditions to conversion, we will notify the relevant holders within two scheduled trading days following the conversion date how we will satisfy our obligation to convert the notes through delivery of (i) shares of our common stock based upon the applicable conversion rate or (ii) a combination of cash and shares of our common stock based on a daily conversion value. However, we will not be permitted to elect the option described in clause (i) above (A) on or after November 15, 2013, (B) in connection with any conversions made in connection with a redemption of the notes at our option, or (C) if, at any time on or before the 28th scheduled trading day prior to November 15, 2013, we have made the election to waive, in our sole discretion without the consent of the holders of the notes, by notice to the Trustee and the holders of the notes, our right to satisfy our obligation to convert the notes prior to November 15, 2013 solely in shares of our common stock.

In case of a satisfaction of our obligation to convert the notes by a combination of cash and shares of our common stock, upon conversion we will, except in the event of an exchange in lieu of conversion as described in the indenture, deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 VWAP trading days during the observation period.

“Daily settlement amount,” for each of the 25 VWAP trading days during the observation period, consists of:

•	cash equal to the lesser of $40 and the daily conversion value; and

•	to the extent the daily conversion value exceeds $40, a number of shares equal to, (A) the difference between the daily conversion value and $40, divided by (B) the daily VWAP for such VWAP trading day.

“Daily conversion value” means, for each of the 25 consecutive VWAP trading days during the observation period, 4% of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock on such VWAP trading day.

“Daily VWAP” means, for each of the 25 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HOS UN <EQUITY> VAP <GO>“ (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such VWAP trading day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the (a) price of each trade in our common shares multiplied by the number of shares in each such trade (b) divided by the total shares traded, in each case during such VWAP trading day between 9:30 a.m. and 4:00 p.m., New York City Time on the New York Stock Exchange or, if our common stock is not traded on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed, by a nationally recognized independent investment banking firm (which may be one of the initial purchasers or its affiliates) retained for this purpose by us).

A “VWAP trading day” is any scheduled trading day on which (i) there is no market disruption event and (ii) the New York Stock Exchange or, if our common stock is not quoted on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed, is open for trading or, if our common shares are not so listed, admitted for trading or quoted, any business day. A “VWAP trading day” only includes those scheduled trading days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. For the purposes of the definition of “VWAP trading day,” “market disruption event” means (i) a failure by the primary U.S. national securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for our common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

“Observation period” with respect to any note means the 25 consecutive VWAP trading day period beginning on and including the third trading day after the related conversion date, except that with respect to any related conversion date occurring after the date of issuance of a notice of redemption,” the “observation period” means the 25 consecutive VWAP trading days beginning on and including the 28th scheduled trading day prior to the applicable redemption date.

A “trading day” is any day during which (i) trading in our common stock generally occurs, and (ii) there is no market disruption event. For purposes of the definition of “trading day,” “market disruption event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which our common stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

“Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted to trading.

We may not redeem the notes before November 15, 2011. On or after that date, but prior to November 15, 2013, we may redeem all or part of the notes if the last reported sale price of our common stock is greater than or equal to 135% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date on which we mail the redemption notice. On or after November 15, 2013, we may redeem all or part of the notes at any time. Any redemption of the notes will be for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In connection with, any redemption on or after November 15, 2011, but prior to November 15, 2013, will also pay a “make-whole” premium in cash equal to the discounted present value of all scheduled payments of interest on the notes to be redeemed to but excluding November 15, 2013, as described in the indenture.

Subject to certain conditions set forth in the indenture, holders may require us to purchase all or a portion of their notes on each of November 15, 2013, November 15, 2016 and November 15, 2021. In addition, if we experience specified types of corporate transactions, holders may require us to purchase all or a portion of their notes. Any repurchase of the notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The notes are our senior, unsecured obligations, and rank equal in right of payment to all of our other existing and future senior indebtedness. The notes are guaranteed on a senior, unsecured basis by our current domestic significant subsidiaries, which are the same subsidiaries that guarantee our outstanding 6.125% Senior Notes due 2014. Future subsidiaries that guarantee our other indebtedness will also guarantee the notes. The notes and our subsidiary guarantees will be effectively subordinated to all of our secured indebtedness and that of our subsidiary guarantors, including their indebtedness under our revolving credit facility, to the extent of the value of our assets and those of our subsidiaries collateralizing such indebtedness.

If we undergo a fundamental change, the holders of the notes will have the right, at their option, to require us to purchase all or any portion of their notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date. We will pay cash for all notes so purchased. A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the ordinary voting power of our common equity;

(2)	consummation of any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such event will not be a fundamental change; or

(3)	our common stock (or other common stock into which the notes are then convertible) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive scheduled trading days.

A fundamental change described in clause (2) of the definition will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the fundamental change described in clause (2) of the definition consists of shares of common stock traded on a U.S. national or regional securities exchange, or which will be so traded when issued or exchanged in connection with a fundamental change described in clause (2) of the definition (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become convertible into such publicly traded securities, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights.

Each of the following is an event of default under the indenture and the notes:

(1)	default in any payment of interest, including any additional interest, and any “make-whole” premium on any note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of 10 days;

(4)	failure by us to give a fundamental change notice, notice of a specified corporate transaction or a public acquirer change of control notice as required by the indenture, in each case when due;

(5)	failure by the us to comply with our obligations not to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes, the indenture and, to the extent then still operative, the registration rights agreement; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture;

(6)	failure by us for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7)	default by us or any subsidiary in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $15 million in the aggregate of us, and/or any subsidiary, whether such indebtedness now exists or is hereafter be created resulting in such indebtedness becoming or being declared due and payable, and such acceleration is not rescinded or annulled within 30 days after written notice of such acceleration has been received by us or such subsidiary from the Trustee (or to us and the Trustee from the holders of at least 25% in principal amount of the outstanding notes);

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Regulation S-X under the Exchange Act); or

(9)	except as permitted by the indenture, any subsidiary guarantee is held in any final judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any guarantor, or any person acting in behalf of any guarantor, denies or disaffirms its obligations under its subsidiary guarantee.

If an event of default occurs and is continuing, the Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the Trustee, may, and the Trustee at the request of such holders must, declare 100% of the principal of and accrued and unpaid interest, including additional interest, or premium, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal, premium, if any, and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, including any additional interest will be due and payable immediately.

Notwithstanding the foregoing, the indenture provides that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be in addition to any additional interest that may accrue as a result of a registration default as described below under “Registration Rights Agreement” and will be payable in the same manner as other interest accruing under the indenture. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default and will have no effect on the rights of holders of notes under the registration rights agreement.

The notes and shares of our common stock issuable in certain circumstances upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act. We sold the notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. We relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Registration Rights Agreement

In connection with the issuance of the notes, we and the guarantors entered into a Registration Rights Agreement dated November 13, 2006 providing for our obligation to register the resale of the notes, and shares of our common stock issued upon conversion of the notes, under the Securities Act. The description of the Registration Rights Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Registration Rights Agreement filed herewith as Exhibit 4.2 and incorporated herein by reference.

Pursuant to the Registration Rights Agreement, we and the guarantors agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:

•	use reasonable best efforts to cause a shelf registration statement covering resales of the notes and the common stock issuable upon the conversion of the notes pursuant to Rule 415 under the Securities Act to become effective under the Securities Act no later than 180 days after the original date of issuance of the notes; and

•	subject to certain rights to suspend use of the shelf registration statement, use reasonable best efforts to keep the shelf registration statement effective until the date there are no longer any registrable securities.

We will be permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 120 days in the aggregate in any 12 month period) in specified circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of a suspension.

We and the guarantors have agreed jointly and severally to pay predetermined additional interest as described in the indenture, which we refer to as additional interest, to holders of the notes if the shelf registration statement does not become effective as described above or if the prospectus is unavailable for periods in excess of those permitted above. The additional interest, if any, will accrue until a failure to become effective or unavailability is cured in respect of any notes required to bear a legend restricting their transfer under the Securities Act, at a rate per annum equal to 0.25% for the first 90 days after the occurrence of the event and 0.50% after the first 90 days of the outstanding principal amount thereof, provided that no additional interest will accrue with respect to any period after the second anniversary of the original issuance of the notes and provided further that, if the shelf registration statement has become effective but is unavailable for periods in excess of those permitted above, additional interest will accrue on registrable securities only. No additional interest or other additional amounts will be payable in respect of shares of common stock into which the notes have been converted that are required to bear a legend restricting their transfer under the Securities Act in relation to any registration default.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the notes, we entered into convertible note hedge transactions with respect to our common stock with Jefferies International Limited, Bear, Stearns International Limited and AIG-FP Structured Finance (Cayman) Limited, or the dealers. Each of the convertible note hedge transactions involves the purchase of call options, or the call options, with exercise prices equal to the conversion price of the notes, and are intended to limit exposure to dilution to our stockholders upon the potential future conversion of the notes. The call options cover, subject to customary anti-dilution adjustments, approximately 4.5 million shares of our common stock at a strike price of approximately $48.48 per share of common stock. The description of the call options in this report is a summary only, is not necessarily complete, and is qualified by the full text of the agreements relating to the call options filed herewith as Exhibits 4.3, 4.4 and 4.5, respectively, and incorporated herein by reference.

We also entered into separate warrant transactions, or warrants, whereby we sold to the dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 4.5 million shares of our common stock at a strike price of $62.59 per share of common stock. On exercise of the warrants, we have the option to deliver cash or shares of our common stock equal to the difference between the then market price and strike price. The description of the warrants in this report is a summary only, is not necessarily complete, and is qualified by the full text of the agreements relating to the warrants filed herewith as Exhibits 4.6, 4.7 and 4.8, respectively, and incorporated herein by reference.

The call options and the warrants described herein will effectively increase the conversion price of the notes to approximately $62.59 per share of our common stock, representing a 77.5% premium based on the last reported sale price of $35.26 per share on November 7, 2006. The call options and warrants are separate contracts entered into by us and each of the dealers, are not part of the terms of the notes and will not affect the holders’ rights under the notes.

The warrants and the underlying shares of our common stock issuable upon exercise of the warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Certain Relationships

The Trustee under the indenture and its affiliates, as well as certain of the Initial Purchasers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. The Trustee is also a lender and the administrative agent under our revolving credit facility and the trustee under the indenture governing our 6.125% Senior Notes due 2014.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The information under Item 1.01 is incorporated herein by reference.

Item 8.01 – Other Events

On November 13, 2006, Hornbeck Offshore Services, Inc., a Delaware corporation announced the closing of $250.0 million aggregate principal amount of its 1.625% Convertible Senior Notes due 2026 that were privately offered within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act together with a concurrent stock repurchase and convertible note hedge and warrant transactions. In connection with the issuance of the notes, on November 13, 2006 we paid approximately $63.3 million to repurchase approximately 1.8 million shares of our common stock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture dated as of November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (including form of 1.625% Convertible Senior Notes due 2026)

4.2	Registration Rights Agreement dated November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc.

4.3	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited

4.4	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006

4.5	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006

4.6	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited

4.7	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006

4.8	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006

10.1	Purchase Agreement dated November 7, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. as representatives of the Initial Purchasers named in Schedule I thereto

99.1	Press Release, dated November 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: November 13, 2006	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (including form of 1.625% Convertible Senior Notes due 2026)

4.2	Registration Rights Agreement dated November 13, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc.

4.3	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited

4.4	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006

4.5	Confirmation of OTC Convertible Note Hedge dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006

4.6	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Jefferies International Limited

4.7	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and Bear, Stearns International Limited, as supplemented on November 9, 2006

4.8	Confirmation of OTC Warrant Confirmation dated as of November 7, 2006 by and between Hornbeck Offshore Services, Inc. and AIG-FP Structured Finance (Cayman) Limited, as supplemented on November 9, 2006

10.1	Purchase Agreement dated November 7, 2006 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. as representatives of the Initial Purchasers named in Schedule I thereto

99.1	Press Release, dated November 13, 2006